Exhibit 99.1

Greenwave to Begin Trading on NASDAQ at Market Open on Friday, July 22, 2022

The Company operates 11 metal recycling facilities in Virginia and North Carolina, generating record revenues of $10.70 million during the quarter ended June 30, 2022, and is positioned for rapid expansion

(Chesapeake, VA) July 21, 2022 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (NASDAQ:GWAV) is pleased to announce that it’s common stock has been approved to begin trading on NASDAQ at market open on Friday, July 22, 2022. The Company currently operates 11 metal recycling facilities in Virginia and North Carolina and is positioned to rapidly expand its footprint in the coming quarters.

During the quarter ended June 30, 2022, Greenwave generated record revenues of $10.70 million, an increase of approximately 56% from the $6.88 million in revenue Empire Services, Inc. (“Empire”) generated in the same period in 2021. Further, the Company generated positive cashflows from operating activities for the six months ending June 30, 2022.

The Company is currently installing a second shredder at its Carrollton yard to process cars, household appliances and industrial products, along with a downstream system at its Kelford yard to increase its recovery yields of copper, aluminum, brass, steel, stainless steel, and other metals. The shredder and downstream system are on track to come online in September and October, respectively, and are expected to double the Company’s processing capacity and accelerate its revenue growth while increasing its profit margins.

“As Greenwave’s successful listing on NASDAQ and our record Q2 2022 revenues demonstrate, we are continuing to execute on behalf our shareholders. We believe the equipment on track to come online this year could accelerate Greenwave’s revenue growth in Q4 2022 and FY 2023 while potentially increasing our profit margins. Further, these infrastructure improvements give us the capacity and platform to open additional locations or potentially acquire existing, profitable yards,” stated Danny Meeks, Chief Executive Officer of Greenwave. “Since founding Empire in 2004, we have successfully navigated numerous economic climates and believe Greenwave can continue growing its revenues and generating positive cashflows from operations for the foreseeable future. We are grateful for the continued support of Greenwave’s shareholders and believe our NASDAQ listing will enable us to create significant shareholder value in the coming quarters.”

All of Greenwave’s convertible notes will be converted into shares of common stock simultaneously with the uplisting, which is expected to result in the Company having shareholders’ equity of approximately $27 million. Further, all price protection provisions in the Company’s warrants and preferred shares will expire upon the uplisting of Greenwave’s common stock to NASDAQ.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of 11 metal recycling facilities in Virginia and North Carolina. At these facilities, Empire collects, classifies, and processes raw scrap metal (ferrous and nonferrous) for recycling. Steel is one of the world’s most recycled products with the ability to be re-melted and recast numerous times while offering significant economic and environmental benefits when compared with virgin materials. For more information, please visit https://www.greenwavetechnologysolutions.com/.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, and a listing on a senior exchange. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

Danny Meeks

757-966-1432